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MINNESOTA MUTUAL                                                                                          GROUP TSA
                                                                                       VARIABLE ANNUITY APPLICATION
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The Minnesota Mutual Life Insurance Company * Annuity Services * 400 Robert Street North * St. Paul, Minnesota
55101-2098 * Toll Free 1-800-362-3141
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PARTICIPANT (PLEASE PRINT)
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
NAME                                                        DATE OF BIRTH       SEX       SOCIAL SECURITY NUMBER
                                                                                / /M/ /F
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ADDRESS                                                     CITY                          STATE     ZIP CODE

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BENEFICIARY
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  CLASS             NAME                RELATIONSHIP        DATE OF BIRTH       SEX       SOCIAL SECURITY NUMBER
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                                                                                / /M/ /F
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                                                                                / /M/ /F
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                                                                                / /M/ /F
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                                                                                / /M/ /F
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EMPLOYER
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NAME                                    ADDRESS             CITY                          STATE     ZIP CODE

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AMOUNT OF PERIODIC PURCHASE PAYMENT                    REPLACEMENT
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$              per pay period                          Will this contract applied for replace or change an
  ------------                                                   existing insurance or annuity contract?
--------------------------------------------------          / / Yes *   / / No
PURCHASE PAYMENT ACCOUNT ALLOCATION                    * If yes, please provide your contract number and the
--------------------------------------------------     name of the insurance company under Special Instructions.
     % General                % Bond                   ------------------------------------------------------------
----                     ----                          STATEMENT OF ADDITIONAL INFORMATION
     % Growth                 % Money Market           ------------------------------------------------------------
----                     ----
     % Asset Allocation       % Mortgage Securities    The Prospectuses for the Group Variable Annuity Account
----                     ----                          and the Fund each refer to a Statement of Additional
     % Maturing Govern-       % Index 500              Information.
----   ment Bond-1998    ----
                              % Capital Appreciation   Would you like us to send you a copy?
     % Maturing Govern-  ----
----   ment Bond-2002         % International Stock         / / Yes   / / No
                         ----
     % Maturing Govern-       % Small Company          ------------------------------------------------------------
----   ment Bond-2006    ----
                              % Value Stock
     % Maturing Govern-  ----
----   ment Bond-2010    TOTAL MUST EQUAL 100%
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SPECIAL INSTRUCTIONS
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PARTICIPANT SIGNATURE
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I represent that the statements and answers in this application are full, complete and true to the best of my knowledge.  I ACKNOWLEDGE RECEIPT OF A CURRENT GROUP VARIABLE ANNUITY ACCOUNT PROSPECTUS AND A CURRENT PROSPECTUS
FOR THE MIMLIC SERIES FUND, INC.  I UNDERSTAND THAT ALL PAYMENTS AND VALUES OF ANY CONTRACT ISSUED, WHEN BASED
UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR
AMOUNT.
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PARTICIPANT SIGNATURE                                                                          DATE
X
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TO BE COMPLETED BY REPRESENTATIVE
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To the best of my knowledge, this contract / / will / / will not replace or change an existing insurance or annuity contract.  I certify that a current Prospectus was delivered.  No written sales materials were used other than those approved by the Home Office.  I have determined this to be a suitable investment based on my knowledge of the participant's investment objectives and financial circumstances.
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REPRESENTATIVE NAME           REPRESENTATIVE SIGNATURE           AGENCY CODE         AGENT CODE          DATE
                              X
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This application becomes effective only upon its acceptance by MIMLIC Sales Corporation
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ACCEPTED BY                   DATE                               CONTRACT NUMBER

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                          PLEASE COMPLETE REVERSE SIDE
95-9329

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                    GROUP VARIABLE ANNUITY ACCOUNT DISCLOSURE


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ADDITIONAL INFORMATION
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OCCUPATION                                        NUMBER OF DEPENDENTS               AGES

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FINANCIAL PROFILE
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
APPROXIMATE ANNUAL INCOME                    $              RANK YOUR INVESTMENT OBJECTIVES FROM 1 TO 5
                                               --------     (1 is of greatest importance, 5 is of least importance)
APPROXIMATE NET WORTH                        $                    Conservative Income/Capital Preservation
                                               --------     -----
TAX BRACKET                                           %           Current Income
                                               --------     -----
ASSET BREAKDOWN                              APPROXIMATE          Conservative Growth/Total Return
                                                            -----
  SAVINGS (MONEY MARKET FUNDS)               $                    Growth
                                               --------     -----
  INSURANCE ($       FACE AMOUNT)            $                    Aggressive Growth
               -----                           --------     -----
                                             (Cash Value)
  STOCKS/BONDS/MUTUAL FUNDS                  $                    -------------------------------------------------
                                               --------
  REAL ESTATE                                $              RISK TOLERANCE (check one box)
                                               --------
  BUSINESS INTERESTS                         $                / /  Low Risk
                                               --------
  RETIREMENT FUNDS                           $                / /  Moderate Risk
                                               --------
                                                              / /  High Risk
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SIGNATURE
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In connection with your investment, please read the following:


  * I understand that provisions of Section 403(b)(11) of the Internal Revenue Code restrict the timing of distributions from the tax sheltered annuity contracts such as that described in this application. Distributions are restricted to certain stated events such as: attainment of age 59-1/2, separation from service, disability, death, or hardship. I understand that the restrictions do not alter my contractual ability to transfer the accumulation values among the sub-accounts available under the contract or to exchange my TSA contract for another, provided that the transaction meets the requirements of the Code and that any required agreements, including those requiring the consent of the employer, are executed prior to the transfer.

  * I have received and had an opportunity to read a current copy of the prospectus for this investment prior to investing.

  * I have been informed of all charges and expenses associated with this investment.

  * I realize that this may be a long-term investment which should be held for a number of years. Surrendering in the short term may result in a loss.

  * I am aware there is no assurance that the initial objective(s) of this investment will be achieved. Thus, when I ultimately surrender the investment, I may receive more or less than the amount I invested.

  * I realize that the element of risk is inherent in any investment - what varies is the degree of risk. Generally, the greater the expected return, the greater the risk I must be willing to assume.

 *   Given my personal circumstances, this is a suitable investment.

I believe the information provided on this form is true and accurate to the best of my knowledge. I have read and agree with the above statements.
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SIGNATURE OF PARTICIPANT                                         DATE
X
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